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                                 NORTHERN FUNDS

                ADDENDUM NO. 13 TO THE TRANSFER AGENCY AGREEMENT

     This Addendum, dated as of the 1st day of August, 2000, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

     WHEREAS, the Trust and the Transfer Agent are parties to a Transfer Agency Agreement dated as of April 1, 1994 and subsequently amended (the "Transfer Agency Agreement"); and

     WHEREAS, the Trust and the Transfer Agent wish to amend the Transfer Agency Agreement to provide expressly that the Trust will reimburse the Transfer Agent for certain expenses that it may incur.

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   The Agreement is hereby amended to include the following provision:

          REIMBURSEMENT OF CERTAIN EXPENSES. Subject to such procedures as the Board of Trustees may adopt from time to time, Northern shall be entitled to reimbursement from the Trust for its reasonable out-of-pocket expenses (including legal expenses and costs of investigation) incurred in connection with claims, proceedings and potential or actual litigation instituted by persons other than Northern that relate to the disposition of shares or other assets held in shareholder accounts.

     2. Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

         All signatures need not appear on the same copy of this Addendum.



                                                NORTHERN FUNDS


Attest:  /s/ Diane Anderson
         ------------------                     By: /s/ Archibald King
                                                    ------------------

                                                Title: Vice-President
                                                      ---------------


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                                                THE NORTHERN TRUST COMPANY


Attest:  /s/ Diane Anderson
         ------------------                     By: /s/ Archibald King
                                                    ------------------

                                                Title: Senior Vice-President
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